Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Colony Bankcorp, Inc. of our report dated March 16, 2023, relating to our audits of the consolidated financial statements and internal controls of Colony Bankcorp, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Colony Bankcorp, Inc. for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia
April 18, 2023